                                                                    Exhibit 1

NABISCO/LIFE SAVERS
CAPITAL ACCUMULATION PLAN

INDEPENDENT AUDITORS' REPORT AND FINANCIAL STATEMENTS FOR
THE YEARS ENDED DECEMBER 30, 1999 AND 1998 AND SUPPLEMENTAL
SCHEDULES

CAPITAL ACCUMULATION PLAN
-------------------------

TABLE OF CONTENTS
-------------------------------------------------------------------------------------------
                                                                                       PAGE

Independent Auditors' Report                                                             1

Financial Statements:

    Statements of Net Assets Available for Benefits
       as of December 30, 1999 and 1998                                                  2
    Statements of Changes in Net Assets Available
       for Benefits for the Years Ended December 30, 1999
       and 1998                                                                          3
    Notes to Financial Statements                                                       4-9

Supplemental Schedule:

    Item 27a - Schedule of Assets Held for Investment Purposes as of
      December 30, 1999                                                                10-11

    Item 27d - Schedule of Reportable Transactions for the year ended
       December 30, 1999                                                                12

INDEPENDENT AUDITORS' REPORT

Nabisco Employee
   Benefits Committee:

We have audited the accompanying statements of net assets available for benefits of the Nabisco/Life Savers Capital Accumulation Plan (the "Plan") as of December 30 1999 and 1998, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 30, 1999 and 1998, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of (1) assets held for investment as of December 30, 1999 and (2) transactions in excess of five percent of the current value of plan assets for the year ended December 30, 1999 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 1999 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP
----------------------------

Parsippany, New Jersey
June 23, 2000

NABISCO/LIFE SAVERS
CAPITAL ACCUMULATION PLAN
--------------------------

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 30, 1999 AND 1998
---------------------------------------------------------------------------------------------------------------


                                                                                 As of December 30,
                                                                          1999                      1998
                                                                     ----------------         -----------------


ASSETS


     Investments at fair value                                     $       6,180,103
     - Notes 1, 2 & 3

     Interest in commingled funds                                            ------         $        5,445,352
     - Notes 1, 2 & 3

     Loans to participants                                                   763,019                   688,244
                                                                     ----------------         -----------------


        Total investments                                                  6,943,122                 6,133,596
                                                                     ----------------         -----------------


Receivables

     Investment income receivable                                             15,937                    15,422

     Employee contributions                                                   12,391                    11,161

     Employer contributions                                                    4,249                     4,773
                                                                     ----------------         -----------------


        Total receivables                                                     32,577                    31,356
                                                                     ----------------         -----------------


TOTAL ASSETS                                                               6,975,699                 6,164,952
                                                                     ----------------         -----------------


Payable to RJR Nabisco, Inc.                                                  ------                     8,857
                                                                     ----------------         -----------------


NET ASSETS AVAILABLE FOR BENEFITS                                  $       6,975,699        $        6,156,095

                                                                     ================         =================

See notes to financial statements.
                                      -2-

NABISCO/LIFE SAVERS
CAPITAL ACCUMULATION PLAN
-----------------------------------------

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 30, 1999 AND 1998
-------------------------------------------------------------------------------------------------------------------




                                                                                    Year Ended December 30,
                                                                             1999                       1998
                                                                       -----------------           ---------------

ADDITIONS:

     ADDITIONS TO NET ASSETS ATTRIBUTED TO:

        INVESTMENT INCOME

        Net appreciation/(depreciation) in fair
           value of investments - Note 3                             $          257,948          $        284,771

        Interest and dividends                                                  320,567                   291,994
                                                                       -----------------           ---------------


        TOTAL INVESTMENT INCOME                                                 578,515                   576,765
                                                                       -----------------           ---------------


        CONTRIBUTIONS

        Employee                                                                839,780                   811,230

        Employer                                                                338,184                   342,095
                                                                       -----------------           ---------------


        TOTAL CONTRIBUTIONS                                                   1,177,964                 1,153,325
                                                                       -----------------           ---------------


DEDUCTIONS

     DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:

        Administrative fees                                                       3,964                     2,860

        Employee withdrawals - Note 4                                           932,911                   506,481
                                                                       -----------------           ---------------

        TOTAL DEDUCTIONS                                                        936,875                   509,341
                                                                       -----------------           ---------------


Net increase                                                                    819,604                 1,220,749


NET ASSETS AVAILABLE FOR BENEFITS AT
        BEGINNING OF PERIOD                                                   6,156,095                 4,935,346
                                                                       -----------------           ---------------


NET ASSETS AVAILABLE FOR BENEFITS AT
        END OF PERIOD                                                $        6,975,699          $      6,156,095

                                                                       =================           ===============



See notes to financial statements.


NABISCO/LIFE SAVERS
CAPITAL ACCUMULATION PLAN
-------------------------
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.      DESCRIPTION OF THE PLAN

        The Plan is a voluntary defined contribution plan for all regular employees of Nabisco de Puerto Rico, Inc. in Puerto Rico and Life Savers. The Plan was established effective September 1, 1992 and is jointly sponsored by Nabisco de Puerto Rico, Inc. and LifeSavers Manufacturing, Inc. (collectively, the "Company") which are indirect subsidiaries of Nabisco, Inc. ("Nabisco"). Pursuant to Section 165(a) of the Puerto Rico Income Tax Act of 1954 (ITA), which is equivalent to
        Section 401(k) of the US Federal Internal Revenue Code, employees may designate contributions from pre-tax compensation up to the first 10% of contributed compensation (limited to $8,000) as 401(k) type contributions. Employees may contribute up to 10% of compensation on an after-tax basis, provided that pre-tax and after-tax contributions in the aggregate do not exceed 16% of compensation. The Company makes matching contributions to the Plan for each pay period equal to 50% of the employee's basic pre-tax contributions (up to 6% of pay). Forfeitures of non-vested Company contributions are used to reduce future Company contributions to the Plan. Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100 percent vested in their accounts.

        The Loan Fund is a recordkeeping fund that holds employee promissory notes. Participants may apply to the Nabisco Employee Benefits Committee (the "Committee") to borrow funds from their accounts. The Committee maintains sole discretion on whether to permit a loan in accordance with the conditions specified under the terms of the Plan agreement. Loans may not be less than $1,000 and are subject to a maximum amount based on account balance and prior loan amounts. Only one loan per participant may be outstanding at any given time.

        Under the provisions of the Plan, participating employees may elect to invest their contributions in one or more of the following investment funds:

        Continuing Funds:


           Vanguard Retirement Savings Trust    The objective of the Vanguard
                                                Retirement Savings Trust is to
                                                provide participants with an
                                                attractive rate of interest and
                                                safety of principal by investing
                                                primarily in investment
                                                contracts issued by insurance
                                                companies and commercial banks.
                                                The principal and interest of
                                                these contracts are obligations
                                                of the issuing companies and are
                                                not guaranteed by the Federal
                                                Government or the Vanguard
                                                Group.

           Total U.S. Stock Market Fund         The fund holds a passive
                                                investment in the Vanguard Index
                                                Trust - Total Stock Market
                                                Portfolio which invests in
                                                stocks of nearly 2,000 large
                                                companies and small to mid-size
                                                companies. The objective of the
                                                fund is to maximize long-term
                                                financial return through a
                                                combination of dividend income
                                                and capital appreciation by
                                                investing in a broadly
                                                diversified portfolio of common
                                                stock.

-------------------------------------------------------------------------------

         Total International Stock Market Fund  The fund invests in the Vanguard
                                                STAR Fund - Total International
                                                Portfolio which holds stocks of
                                                about 1,500 companies located in
                                                approximately 30 countries
                                                around the world (excluding the
                                                U.S. and Canada). It is
                                                comprised of a combination of
                                                the three portfolios of the
                                                Vanguard International Equity
                                                Index Funds: European Portfolio,
                                                Pacific Portfolio and Emerging
                                                Markets Portfolio. The objective
                                                of the fund is to maximize
                                                long-term total return through a
                                                combination of dividend income
                                                and capital appreciation by
                                                investing in a broadly
                                                diversified portfolio of
                                                companies located in European,
                                                Pacific and emerging market
                                                nations.

           Conservative Growth Fund             Invests in the Vanguard
                                                LIFEStrategy Portfolios -
                                                Conservative Growth Portfolio
                                                which invests in a combination
                                                of Vanguard funds and seeks to
                                                achieve a target mix of 40%
                                                stocks, 40% bonds and 20%
                                                short-term reserves. The
                                                objective of the fund is to
                                                maximize long-term total return
                                                primarily through compounding of
                                                interest income and secondarily
                                                through dividend income and
                                                capital appreciation of common
                                                stocks.

           Moderate Growth Fund                 Invests in the Vanguard
                                                LIFEStrategy Portfolios -
                                                Moderate Growth Portfolio which
                                                invests in a combination of
                                                Vanguard funds and seeks to
                                                achieve a target mix of 60%
                                                stocks and 40% bonds. The
                                                objective of the fund is to
                                                maximize long-term total return
                                                through a combination of
                                                compounding of interest income
                                                and through dividend income and
                                                capital appreciation of common
                                                stock.

           Growth Fund                          Invests in the Vanguard
                                                LIFEStrategy Portfolios - Growth
                                                Portfolio which invests in a
                                                combination of Vanguard funds
                                                and seeks to achieve a target
                                                mix of 80% stocks and 20% bonds.
                                                The objective of the fund is to
                                                maximize long-term total return
                                                primarily through capital
                                                appreciation and secondarily
                                                through dividend income and
                                                compounding of interest income.

-------------------------------------------------------------------------------
1.   DESCRIPTION OF THE PLAN - CONTINUED

    Nabisco Group Holdings Common Stock Fund    Common stock issued by Nabisco
                                                Group Stock Holdings Corp. The
                                                objective of the fund is to
                                                maximize long-term total return
                                                through capital appreciation and
                                                dividend income.

    Nabisco Common Stock Fund                   Class A Common Stock of Nabisco
                                                Holdings Corp. The objective of
                                                the fund is to maximize
                                                long-term total return through
                                                capital appreciation and
                                                dividend income.

    RJR Common Stock Fund                       The RJR Common Stock Fund seeks
                                                to maximize long-term total
                                                return through appreciation and
                                                dividend income. This Fund is
                                                invested primarily in the common
                                                stock of R. J. Reynolds Tobacco
                                                Holdings, Inc. The Fund will
                                                also maintain a very small level
                                                of cash to provide for liquidity
                                                in processing daily
                                                transactions. This Fund is a
                                                frozen Fund which holds stock
                                                transferred from the RJR Common
                                                Stock Fund under the RJR Plan.
                                                Participants are prohibited from
                                                investing contributions or
                                                reallocating amounts held under
                                                the Plan to this Fund.

        Loan Fund                               Participant borrowings from the
                                                Plan subject to requirements
                                                established by the Committee.

     Additional information about the Plan agreement and the vesting and benefit provisions is contained in the Summary Plan Description provided to participants.

2.   SIGNIFICANT ACCOUNTING POLICIES

     VALUATION OF INVESTMENTS IN PLAN - The assets of the Plan are held by Banco Popular de Puerto Rico as sole trustee (the "Trustee"). In the prior year the assets of the Plan were held by Banco Popular de Puerto Rico as sole trustee of the RJR Nabisco Puerto Rico Defined Contribution Master Trust. The Vanguard Group ("Vanguard") serves as custodian of all assets of the Plan other than loans to participants which are held by the Trustee. All investments held by the Plan are valued at fair value as follows. Securities which are traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Over-the-counter investments traded on the NASDAQ and listed securities for which no sale was reported on the last business day of the Plan year are valued at the average of the last reported bid and ask prices. All other over-the-counter investments are valued at the last reported bid. The fair market value of fixed income investments is based on an institutional based pricing system. Investment grade bonds are valued on a pricing system based on treasury securities. The fair market value of the participation units in common trust funds is based on quoted redemption value on the last business day of the Plan year. Guaranteed investment contracts are valued at contract value plus accrued interest.

------------------------------------------------------------------------------
2.   SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     PLAN EXPENSES - Expenses relating to the purchase or sale of investments are included in the cost or deducted from the proceeds, respectively. Direct charges and expenses including investment manager fees attributable to specific investment funds may be charged against that investment fund. Other Plan expenses such as trustee, auditor, general Plan recordkeeping, and Internal Revenue Service user fees may be paid directly from the Plan. Other expenses continue to be paid by the Company

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RECLASSIFICATIONS - Certain 1998 amounts have been reclassified to conform to the 1999 presentation.

     - In September 1999, The American Institute of Certified Public Accountants issued Statement of Position No. 99-3 (SOP 99-3), "Accounting for and Reporting of Certain Defined Contribution Plan Investments and Other Disclosure Matters". Effective for fiscal year 1999, the Plan adopted (SOP 99-3), which simplifies disclosures for certain participant directed investments. Accordingly, information for both 1999 and 1998 are presented in the aggregate for all related funds.

-------------------------------------------------------------------------------
3.   INVESTMENTS

     During 1999 and 1998, the Plan's investments bought, sold, as well as held during the year, appreciated (depreciated) in fair value as follows:



                                                             Net Appreciation/                       Fair
                                                             (Depreciation) in                     Value at
                                                           Fair Value During Year                 End of Year
                                                          ----------------------                  -----------
     Year Ended December 31, 1999:

        Common Trust Fund                                       $      ------                        $3,471,879
        Vanguard Index Trust - Total Stock
           Market Portfolio                                           175,099                         1,049,356
        Vanguard Star Fund - Total
           International Portfolio                                     11,797                            55,742
        Nabisco Group Holdings Corp.
           Common Stock                                                (6,050)                           32,165
        R. J. Reynolds Tobacco Holdings, Inc.
           Common Stock                                                 1,116                             6,394
        Nabisco Holdings Corp. Class A
           Common Stock                                               (36,141)                          116,798
        Vanguard Life Strategy Portfolios -
           Conservative Growth Portfolio                                5,836                           221,393
        Vanguard Life Strategy Portfolios -
              Moderate                                                 60,799                           831,744
        Vanguard Life Strategy Portfolios -
           Growth Portfolio                                            45,492                           394,632
                                                                      --------                       ----------
                                                                      $257,948                       $6,180,103
                                                                      ========                       ==========
Year Ended December 31, 1998:

        Common Trust Fund                                        $      ------                       $3,273,595
        Vanguard Index Trust - Total Stock
           Market Portfolio                                            152,016                          814,065
        Vanguard Star Fund - Total
           International Portfolio                                       3,755                           36,091
        RJR Nabisco Holdings Corp.
           Common Stock                                                (2,465)                            5,849
        Nabisco Holdings Corp. Class A
           Common Stock                                                  1,001                          129,121
        Vanguard Life Strategy Portfolios -
           Conservative Growth Portfolio                                13,528                          186,684
        Vanguard Life Strategy Portfolios -
              Moderate                                                  76,580                          736,292
        Vanguard Life Strategy Portfolios -
           Growth Portfolio                                             40,356                          263,655
                                                                      --------                       ----------
                                                                      $284,771                       $5,445,352
                                                                      ========                       ==========


-------------------------------------------------------------------------------
3.   INVESTMENTS - CONTINUED

     Individual investments that represent 5% or more of the Plan's net assets as of December 31, 1999 and 1998, are as follows:



                                                   DECEMBER 31, 1999                            DECEMBER 31, 1998
                                                   -----------------                            -----------------
            IDENTITY OF ISSUER,
            BORROWER, LESSOR OR           DESCRIPTION OF                              DESCRIPTION OF
               SIMILAR PARTY                INVESTMENT            FAIR VALUE            INVESTMENT           FAIR VALUE
               -------------                ----------            ----------            ----------           ----------

      Vanguard Index Trust-Total
         Stock Market Portfolio             31,760 units          $1,049,356           29,830 units            $814,065


      Vanguard Life Strategy
          Portfolios - Moderate
          Growth Portfolio                  45,801 units             831,744           43,775 units             736,292

      Vanguard Life Strategy
          Portfolios - Growth Portfolio     18,467 units             394,632           14,069 units             263,655


      Common Trust Fund                  3,471,879 units           3,471,879        3,273,595 units           3,273,595


4.   EMPLOYEE WITHDRAWALS

     There were no pending employee withdrawal requests at December 30, 1999 and 1998.

5.   INCOME TAX STATUS

     The Plan is intended to comply with Section 165(a) of the Puerto Rico Income Tax Act of 1954 ("ITA"). The Plan is required to operate in conformity with the ITA to maintain its qualification. The United States qualification of the Plan was dropped effective with the 1995 Plan year. The Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status. Therefore, no provision for income taxes has been included in the Plan's financial statements.

NABISCO/LIFE SAVERS CAPITAL ACCUMULATION PLAN
---------------------------------------------
ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 30, 1999
-------------------------------------------------------------------------------



                                             DESCRIPTION OF INVESTMENT
     IDENTITY OF ISSUER,                       INCLUDING MATURITY DATE,
     BORROWER, LESSOR                              RATE OF INTEREST
     OR SIMILAR PARTY                            PAR OR MATURITY VALUE             COST           FAIR VALUE
     ----------------                            ---------------------             ----           ----------

RETIREMENT SAVINGS TRUST
------------------------
Common/collective trusts:
      Vanguard Retirement Savings Trust               3,471,879 shares             $3,471,879         $3,471,879


NABISCO GROUP HOLDINGS STOCK FUND
---------------------------------
      Nabisco Group Holdings Corp.                   8,501 shares, par
        Common Stock                              value $.01 per share                 36,020             32,165


TOTAL U.S. STOCK MARKET FUND
----------------------------
Equity investment funds:
      Vanguard Index Trust -
        Total Stock Market Portfolio                     31,760 shares                713,566          1,049,356


TOTAL INTERNATIONAL STOCK MARKET FUND
-------------------------------------
Equity investment funds:
      Vanguard STAR Fund -
        Total International Portfolio                     3,896 shares                 42,374             55,742


RJR TOBACCO STOCK FUND
----------------------
      R.J. Reynolds Tobacco Holdings, Inc.             586 shares, par
        Common Stock                              value $.01 per share                  7,160              6,394


NABISCO COMMON STOCK FUND
-------------------------
      Nabisco Holdings Corp. Class A                10,967 shares, par
        Common Stock                              value $.01 per share                146,745            116,798


NABISCO/LIFE SAVERS CAPITAL ACCUMULATION PLAN
---------------------------------------------
ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 30, 1999
-------------------------------------------------------------------------------



CONSERVATIVE GROWTH FUND
------------------------
Equity investment funds:
      Vanguard LIFEStrategy Portfolios -                 14,652 shares               $201,730           $221,393
        Conservative Growth Portfolio

MODERATE GROWTH FUND
--------------------

Equity investment funds:
      Vanguard LIFEStrategy Portfolios -                 45,801 shares                703,991            831,744
        Moderate Growth Portfolio


GROWTH FUND
-----------

Equity investment funds:
      Vanguard LIFEStrategy Portfolios -                 18,467 shares                324,318            394,632
        Growth Portfolio


LOAN FUND
---------

Loans to participants  *                                                              763,019            763,019
                                                                             ----------------- ------------------

TOTAL ASSETS HELD FOR INVESTMENT PURPOSES                                          $1,993,058         $2,210,788
                                                                             ================= ==================




* With respect to the Plan, there is a total of 242 loans to participants at December 31, 1999 ranging from $1,000 to $29,900.

NABISCO/LIFE SAVERS CAPITAL ACCUMULATION PLAN
---------------------------------------------



ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 30, 1999
---------------------------------------------------------------------------------------------------------------



                                                                                                              SELLING
                                                                                                              PRICE OR
                                                                        NUMBER OF  NUMBER OF    PURCHASE      MATURITY      NET
                                                                        PURCHASES    SALES       PRICE          VALUE   GAIN/(LOSS)
                                                                       ---------- -----------   --------      --------  -----------

ISSUE


VANGUARD RETIREMENT SAVINGS TRUST


SERIES OF SECURITIES TRANSACTIONS IN EXCESS OF 5% OF NET FUND ASSETS:


  VANGUARD RETIREMENT SAVINGS TRUST                                         241        154      $ 1,390,912  $ 1,184,366   $  ----






Total U.S. STOCK MARKET FUND


SERIES OF SECURITIES TRANSACTIONS IN EXCESS OF 5% OF NET FUND ASSETS:


  Vanguard Index Trust - Total Stock Market Portfolio                        165       ----    $   343,871   $      ----   $  ----

